NEWS RELEASE

FOR IMMEDIATE RELEASE
Contact: Shawn O. Walker, EVP – Communications
(814) 728-7674
shawn.walker@northwest.com
www.northwest.bank

Northwest Bancshares, Inc. and Northwest Bank Announce CFO Retirement Date
Columbus, Ohio (September 21, 2023) — Northwest Bancshares, Inc. (Nasdaq: NWBI) (the “Company”) and Northwest Bank announced today that they have entered into a retirement agreement and a consulting agreement pursuant to which Senior Executive Vice President, Chief Financial Officer and Chief Operating Officer William W. Harvey, Jr. will transition from his current roles in 2024. Mr. Harvey will retire from the Company and Northwest Bank and their associated boards on December 31, 2024 but remain with the organization as a consultant through December 31, 2025. His continued employment and consulting periods are designed to assist with a seamless transition of duties.

The Company and Northwest Bank have initiated a search to hire an individual who will serve as Mr. Harvey’s replacement as Chief Financial Officer. The search will consider both internal and external candidates. The Company estimates that the search will take four to six months to complete.

In connection with this announcement, President and Chief Executive Officer of the Company and Northwest Bank, Louis J. Torchio said “I would like to thank Bill for his decades-long contributions to Northwest Bank. His noteworthy experience with finance, mergers and acquisitions, operations and strategy have been invaluable in supporting Northwest’s growth. In addition, he provided quality stewardship of the bank while serving as interim President and Chief Executive Officer following Ron Seiffert’s passing in 2022. We look forward to Bill’s continued leadership and involvement as we work together to recruit and onboard our next Chief Financial Officer. We respect Bill’s personal decision to retire and thank him for his ample and thoughtful notice. We wish he and Amy all the best in their well-deserved retirement.”

Mr. Harvey said “It has been a privilege and a true pleasure working with the Board of Directors, leadership team and employees of Northwest Bank for the past 27 years. I am proud of the work we accomplished in growing the Northwest organization while navigating evolving market and economic landscapes. I am confident that Northwest is well-positioned to capitalize on future opportunities.”

About Northwest
Headquartered in Columbus, Ohio, Northwest Bancshares, Inc. is the bank holding company of Northwest Bank. Founded in 1896 and headquartered in Warren, Pennsylvania, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, as well as employee benefits and wealth management services. As of June 30, 2023, Northwest operated 134 full-service community banking offices and eight free standing drive-through facilities in Pennsylvania, New York, Ohio and Indiana. Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwest.com.

Forward-Looking Statements
This Press Release contains forward-looking statements regarding the future operations of the Company and Northwest Bank. For these statements, the Company and Northwest Bank claim the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this communication should be considered in conjunction with the other information available about the Company and Northwest Bank, including the information in the filings the Company makes with the U.S. Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Forward-looking statements are typically identified by using words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “would,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. The Company and Northwest Bank do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

###